UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2006

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03     Material Modification to Rights of Security Holders

Preference Share Offering

On November 10, 2006, Aspen Insurance Holdings Limited, a Bermudian company (the ‘‘Company’’) entered into an underwriting agreement relating to 8,000,000 7.401% Perpetual Non-Cumulative Preference Shares, par value 0.15144558¢ each, and liquidation preference of $25 per share (the ‘‘Preference Shares’’) with Lehman Brothers Inc. and UBS Securities LLC, as representatives of the several underwriters named in Schedule 1 thereto (the ‘‘Underwriting Agreement’’), pursuant to which the underwriters agreed to purchase the Preference Shares from the Company. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto.

The Preference Shares are being offered and sold pursuant to the shelf registration statement on Form F-3 (File No. 333-129214), dated November 2, 2005 (the ‘‘Registration Statement’’) filed by the Company with the Securities Exchange Commission (the ‘‘Commission’’) under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), and the related prospectus supplement, dated November 10, 2006 (the ‘‘Preference Shares Prospectus Supplement’’), with respect to the Preference Shares. The terms of the Preference Shares are set forth in the Preference Shares Prospectus Supplement, as filed with the Commission pursuant to Rule 424(b) under the Securities Act on November 14, 2006.

On November 15, 2006, in connection with the transactions described above, the Company authorized and issued a certificate of designations (the ‘‘Certificate of Designations’’) setting forth the terms of the Preference Shares. A copy of the form of the Certificate of Designations is attached as Exhibit 4.1 hereto.

Replacement Capital Covenant

On November 15, 2006, in connection with the transactions described above, the Company entered into a Replacement Capital Covenant (the ‘‘Replacement Capital Covenant’’) with respect to the Preference Shares initially for the benefit of persons that hold the Company's 6.00% senior notes due August 15, 2014 (the ‘‘Senior Notes’’), that the Company will not redeem or repurchase the Preference Shares on or before November 15, 2046, unless, during the six months prior to the date of that redemption or repurchase, the Company receives a specified amount of proceeds from the sale of ordinary shares, preference shares and certain other securities that have characteristics that are the same as, or more equity-like than, the applicable characteristics of the Preference Shares at the time of that redemption or repurchase.

In order to give effect to the intent of the Company set forth in Recital C of the Replacement Capital Covenant, the Company is entering into and disclosing the content of the Replacement Capital Covenant with the intent that the covenants provided for in the Replacement Capital Covenant be enforceable by each Covered Debtholder (as defined in the Replacement Capital Covenant), and that the Company be estopped from disregarding its covenants in the Replacement Capital Covenant. Initially, the holders of the Senior Notes will be the Covered Debtholders, although such designation may change without the consent of the holders of the Senior Notes. The Replacement Capital Covenant may terminate in the event that the Company no longer has any outstanding debt that is considered Covered Debt (as defined in the Replacement Capital Covenant) or the Company no longer has any Preference Shares outstanding, and will terminate on November 15, 2046, unless earlier terminated. A copy of the form of the Replacement Capital Covenant is attached as Exhibit 4.3 hereto.

Item 9.01	Financial Statements and Exhibit
(d)	Exhibits
The following exhibits are filed as part of this report:
1.1	Underwriting Agreement, dated November 10, 2006 among the Company and Lehman Brothers Inc. and UBS Securities LLC, as representative of the several underwriters names in Schedule 1 thereto.
4.1	Form of Certificate of Designations of the Company's Preference Shares, dated November 15, 2006.
4.2	Specimen Certificate for the Company's Preference Shares, dated November 15, 2006 (the form of which is incorporated in Exhibit 4.1).
4.3	Form of Replacement Capital Covenant, dated November 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)
Dated: November 15, 2006	By:	/s/ Julian Cusack
Name: Julian Cusack
Title: Chief Financial Officer